Filed Pursuant to Rules 424(b)(3) and 424(c)
                                                                File No. 2-72249




              PROSPECTUS SUPPLEMENT NO. 2 DATED SEPTEMBER 21, 2001
                        TO PROSPECTUS DATED APRIL 4, 1994



                           IRWIN FINANCIAL CORPORATION

              DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN



     This Prospectus Supplement should be read in conjunction with the Prospectus dated April 4, 1994 and the Prospectus Supplement No. 1, dated June 14, 2001 (collectively, the "Prospectus"). The last sentence of the first paragraph under the caption "Statement of Available Information" on page 2 of the Prospectus is superseded by the following sentence:



          In addition, the Common Stock is traded on the New York Stock Exchange under the symbol "IFC."



     Likewise, all references in the Prospectus to the "National Association of Securities Dealers Automated Quotations System--National Market System" or "Nasdaq" now refer to the New York Stock Exchange or NYSE, respectively.



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





Dated September 21, 2001